Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2026 relating to the consolidated financial statements of BankUnited, Inc. and subsidiaries and the effectiveness of BankUnited, Inc. and subsidiaries internal control over financial reporting, appearing in the Annual Report on Form 10-K of BankUnited, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Miami, Florida
May 27, 2026